Exhibit 1.02

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of July 22, 2013, by and between Cisco Systems, Inc., a California corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Sourcefire, Inc., a Delaware corporation (the “Company”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A. The execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Parent to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Shasta Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”) and the Company, pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent.

B. Stockholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Except for sales of Shares during the period beginning on the date hereof and ending on the fifth Business Day after the date hereof pursuant to the terms of any trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this Agreement, Stockholder shall not, directly or indirectly, (i) transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of or encumber, the Shares (as such term is defined in Section 4 below) or any New Shares (as such term is defined in Section 1(d) below), (ii) enter into a swap or similar transaction that transfers the economic consequences of ownership of the Shares or any New Shares, or (iii) make any offer or enter into any agreement providing for any of the foregoing, at any time prior to the Expiration Date; provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the Expiration Date, any Company Options held by Stockholder; provided, further, that Stockholder may transfer Shares and New Shares (w) to any member of Stockholder’s immediate family, (x) to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, (y) to a charitable entity qualified as a 501(c)(3) organization under the Code or (z) in connection with or for the purpose of personal tax-planning; provided, further, that any such transfer shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement. As used herein, the term “Expiration Date” shall mean the earliest of (i) the first Business Day following the date on which the Company Stockholder Approval shall have been obtained and (ii) the date and time of the termination of the Merger Agreement in accordance with its terms.

(b) Except pursuant to the terms of this Agreement, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(c) Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respect or have the effect of materially impairing the ability of Stockholder to perform its obligations under this Agreement or, in its capacity as a stockholder of the Company, preventing or materially delaying the consummation of any of the transactions contemplated hereby.

(d) Any shares of Company Common Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Date, including pursuant to the exercise of options or warrants to purchase Shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of the Company with respect to any of the following, in each case, upon receipt of a written notice from Parent indicating that the Shares and any New Shares will not be voted at such meeting or by written resolution or consent by the person(s) appointed under the Proxy (as defined in Section 3 below), Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger and adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger (including any adjournment of any meeting of stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement), and against any Acquisition Proposal and any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement in any material respect. Parent acknowledges that the voting covenant set forth herein shall not be effective for any other purpose and Stockholder retains the right to vote in any manner on all other matters in Stockholder’s sole discretion.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 2 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2, and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Date.

4. Representations and Warranties of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

(a) Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”). The Shares constitute Stockholder’s entire interest in the outstanding shares of Company Common Stock and Stockholder does not hold any other outstanding shares of capital stock of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, (i) if Stockholder is a partnership, the rights and interest of persons and entities that own partnership interests in Stockholder under the partnership agreement governing Stockholder and applicable partnership law or (ii) if Stockholder is a married individual and resides in a State with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, in which case such spouse has executed a spousal consent hereto if requested by Parent). The Shares are and will be at all times up until the Expiration Date free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Stockholder’s voting rights, charges and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company under the Merger Agreement or of the parties to this Agreement. Stockholder’s principal residence or place of business is set forth on the signature page hereto.

(b) Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement in any material respect or otherwise prevent or materially delay Stockholder from performing his, her or its obligations under this Agreement.

5. Representations and Warranties of Parent.

(a) Parent has all requisite power, capacity and authority to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, if any, on the part of Parent. This Agreement and the Merger Agreement have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement and the Merger Agreement by the other parties hereto and thereto, constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b) The execution and delivery of this Agreement and the Merger Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and the transactions contemplated by the Merger Agreement or otherwise prevent or materially delay Parent from performing its obligations under the Merger Agreement.

6. Confidentiality. (i) Stockholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Parent has publicly disclosed the Merger and (ii) Stockholder, shall not issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated thereby without the prior written consent of the Parent, except, in case (i) or (ii), as may be required by Applicable Legal Requirements or by any listing agreement with, or the policies of, the NASDAQ Global Select Market in which circumstance Stockholder shall make reasonable efforts to consult with the Parent to the extent practicable.

7. Appraisal Rights and Consent. Stockholder agrees not to exercise any rights of appraisal rights that Stockholder may have (whether under Applicable Legal Requirements or otherwise) or could potentially have or acquire in connection with the Merger. In addition, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Company’s board of directors’ actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith (but for the avoidance of doubt this waiver does not extend to any claims relating to any breach of the Merger Agreement). From and after the Effective Time, Stockholder’s right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Stockholder’s sole and exclusive right against the Company and/or Parent in respect of Stockholder’s ownership of the Shares or status as a stockholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Stockholder’s status as a stockholder of the Company.

8. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally, by commercial delivery service or mailed by registered or certified mail (return receipt requested), or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

Cisco Systems, Inc.
170 West Tasman Drive San Jose, California 95134
	Attention:	General Counsel Hilton Romanski Mark Gorman
Facsimile No.: (408) 525-4757
Telephone No.: (408) 526-4000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP 801 California Street Mountain View, California 94041
	Attention:	Douglas Cogen Andrew Luh Matthew Stewart
Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500

(ii)	if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provide to” and “deliver to” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively and (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement or the Proxy, Parent shall have the right to seek to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

(e) Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all schedules and exhibits attached hereto, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

(f) Assignment. Except as provided in Section 1(a) ,neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by Stockholder without the prior written consent of Parent, and any such assignment or delegation without such prior written consent shall be null and void. This Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent to any affiliate or subsidiary of Parent without the consent of or any action by Stockholder upon notice by Parent to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned).

(g) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and thereby, and hereby waive, and agree not to assert, as a defense in any Legal Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Legal Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Legal Proceeding shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by Applicable Legal Requirements, shall be valid and sufficient service thereof.

(j) Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Applicable Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(k) Additional Documents, etc. Stockholder shall execute and deliver any additional documents reasonably necessary or desirable, upon the request of Parent, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Parent may rely upon such delivery as conclusively evidencing the consents and waivers of Stockholder referred to in Section 6, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(m) Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Shares and the New Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any Company Employee Plan, and (ii) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the board of directors of the Company or any Subsidiary or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

(n) Term. This Agreement and all obligations hereunder shall terminate upon the Expiration Date. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 8(n) shall relieve any party from liability for any intentional breach of this Agreement prior to termination hereof, and (ii) the provisions of this Section 8(n) shall survive any termination of this Agreement.

(o) No Recourse. Parent and Stockholder agree that Stockholder will not be liable for claims, losses, damages, liabilities or other obligations resulting from the Company’s breach of the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

CISCO SYSTEMS, INC.

By:
Name:
Title:

STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Shares beneficially owned on the date hereof:

                     shares of Company Common Stock

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

SOURCEFIRE, INC.

The undersigned stockholder of Sourcefire, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the members of the Board of Directors, Mark Chandler, Senior Vice President, General Counsel, and Secretary, and Hilton Romanski, Vice President, Business Development of Cisco Systems, Inc., a California corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person (as defined in the Merger Agreement (as defined below)) to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Date (as defined below).

Until the Expiration Date, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest, is granted pursuant to that certain Voting Agreement dated as of even date herewith by and between Parent and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of even date herewith, by and among Parent, Shasta Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Sub”) and the Company (the “Merger Agreement”), pursuant to which Sub will merge with and into the Company (the “Merger”), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent. As used herein, the term “Expiration Date” shall mean the earliest of (i) the first Business Day (as defined in the Merger Agreement) following the date on which the Company Stockholder Approval (as defined in the Merger Agreement) shall have been obtained and (ii) the date and time of the termination of the Merger Agreement in accordance with its terms.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (i) in favor of approval of the Merger and adoption of the Merger Agreement and any matter that would reasonably be expected to facilitate the Merger (including the adjournment of any meeting of Stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement) and (ii) against any Acquisition Proposal (as such term is defined in the Merger Agreement) and any other matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement in any material respect.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The foregoing paragraph shall not be effective for any purpose other than as specifically set forth therein, and the undersigned stockholder may vote the Shares in any manner on all other matters in the undersigned stockholder’s sole discretion.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Parent. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: July     , 2013

(Print Name of Stockholder)

(Signature of Stockholder)

(Print name and title if signing on behalf of an entity)

Shares beneficially owned on the date hereof:

shares of Company Common Stock

[SIGNATURE PAGE TO IRREVOCABLE PROXY]